 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290259
PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 17, 2025)
Red Cat Holdings, Inc.
15,625,000 Shares of Common Stock
We are offering 15,625,000 shares of our common stock, $0.001 par value per share (our “common stock”), pursuant to this prospectus supplement and the accompanying prospectus to certain institutional investors.
Our common stock is traded on The Nasdaq Capital Market under the symbol “RCAT.” On September 16, 2025, the last sale price of our common stock as reported on The Nasdaq Capital Market was $10.83 per share.
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus as well as those described in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
	Per Share	Total
Price to the public	$9.600	$150,000,000
Underwriting discounts and commissions(1)	$0.528	$8,250,000
Proceeds, before expenses, to us	$9.072	$141,750,000

(1)
For additional information about the expenses for which we have agreed to reimburse the underwriter in connection with this offering, see “Underwriting” beginning on page S-13 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We have granted the underwriter an option for a period of 30 days to purchase up to an additional 2,343,750 shares of our common stock at the public offering price, less underwriting discounts and commissions. Delivery of the shares of common stock is expected to be made on or about September 19, 2025.
Northland Capital Markets
Sole Bookrunner
Ladenburg Thallman
Co-Manager
The date of this prospectus supplement is September 17, 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of our common stock we are currently offering and certain other matters relating to us and our business and financial condition. The second part is the accompanying prospectus, including the documents incorporated by reference, which gives more general information about the securities we may offer from time to time, some of which does not apply to our common stock we are currently offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement or any documents incorporated by reference herein will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We and the underwriter have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.
Any statement in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in the accompanying prospectus or this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
All references in this prospectus supplement and the accompanying prospectus to “Red Cat,” the “Company,” “we,” “us,” “our,” or similar terms refer to Red Cat Holdings, Inc. and its subsidiary taken as a whole, except where the context otherwise requires or as otherwise indicated.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.
Overview
We are a drone technology company integrating robotic hardware and software for military, government and commercial operations. The Company was originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. (“Red Cat” or the “Company” or “we”) and our operating focus to the drone industry.
Prior to the share exchange agreement, Propware was focused on the research and development of software solutions that could provide secure cloud-based analytics, storage and services for the drone industry. Following the share exchange agreement and its name change, Red Cat has completed a series of acquisitions and financings which have broadened the scope of its activities in the drone industry. These acquisitions included:
•
In January 2020, the Company acquired Rotor Riot, a reseller of drones and related parts, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. The total purchase price was $2.0 million. Rotor Riot was sold in February 2024 to Unusual Machines.

•
In November 2020, the Company acquired Fat Shark which sells consumer electronics products to the first-person view (“FPV”) sector of the drone industry. Fat Shark’s flagship products are headsets with a built-in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera typically mounted on an aerial platform or drone. The total purchase price was $8.4 million. Fat Shark was sold in February 2024 to Unusual Machines.

•
In May 2021, the Company acquired Skypersonic, a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world. Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is denied or unavailable. The total purchase price was $2.8 million. Skypersonic’s technology has been redirected to military applications and its operations consolidated into Teal.

•
In August 2021, the Company acquired Teal, a leader in providing sophisticated and complex unmanned aerial vehicle (“UAV”) technology, primarily drones, to government and commercial enterprises, most notably, the military. Teal manufactures drones approved by the U.S. Department of Defense for reconnaissance, public safety, and inspection applications. The total purchase price was $10.0 million.

•
In September 2024, the Company acquired FlightWave Aerospace Systems Corporation, an industry-leading provider of VTOL drone, sensor and software solutions, under an Asset Purchase Agreement. As part of the acquisition, the Company created a new subsidiary, FW Acquisition Inc. for ongoing operations. The total purchase price was $14.0 million.

Corporate Information
Our principal executive offices are located at 15 Ave. Munoz Rivera Ste 2200, San Juan, Puerto Rico 00901 and our telephone number at that address is (800) 466-9152. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

THE OFFERING
Common Stock Offered by Us
15,625,000 shares of common stock (or 17,968,750 shares if the underwriters exercise in full their option to purchase additional shares.)
Common Stock to be Outstanding Immediately After this Offering(1)
115,666,485 shares of common stock (or 118,010,235 shares if the underwriters exercise in full their option to purchase additional shares.)
Underwriter’s option to purchase additional shares
We have granted the underwriter an option to purchase up to 2,343,750 additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of Proceeds
We estimate that we will receive net proceeds from this offering of approximately $141.3 million after deducting our estimated offering expenses. We intend to use the net proceeds to us from this offering for general corporate and working capital purposes, including but not limited to operating expenditures and capital investments related to the Company’s new unmanned surface vessel division. See “Use of Proceeds.”
Risk Factors
Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.
Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “RCAT.”

(1)
The number of shares of common stock to be outstanding immediately after this offering is based on 100,041,485 shares of our common stock outstanding as of September 15, 2025, and excludes, as of June 30, 2025:

•
2,990,166 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) with a weighted-average exercise price of $1.22 per share;

•
2,326,894 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. Omnibus Equity Incentive Plan (the “2024 Plan”) with a weighted-average exercise price of $6.16 per share;

•
20,913,864 shares of Common Stock reserved for future issuance under the 2024 Plan;

•
1,413,833 shares of Common Stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $6.06 per share; and

•
Any shares of Common Stock issuable upon conversion of the Promissory Note.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of options or warrants or conversion of the convertible notes and preferred stock described above.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Transition Report on Form 10-KT, as updated by our subsequent quarterly reports on Form 10-Q and other future filings, reports and documents under the Exchange Act, that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
In addition, please read the section of this prospectus captioned “Cautionary Statement Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations. Investment in the securities offered pursuant to this prospectus involves risks and uncertainties. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
Risks Related to This Offering and Our Common Stock
The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of our common stock owned by you at times or at prices you find attractive.
The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:
•
adverse economic conditions, trade policies, political conditions, outbreaks of war, disasters, or regulatory or other policy changes in states or countries where we have a concentration of our business;

•
fluctuations in our financial results, revenues and expenses;

•
quarterly and annual variations in our operating results;

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changes in the market’s expectations about our operating results;

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loss of revenues;

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fluctuations in foreign currency exchange rates;

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our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;

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operating and stock price performance of other companies that investors deem comparable to us;

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news reports relating to trends in our markets

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changes in laws and regulations affecting our business;

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material announcements by us or our competitors;

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the impact or perceived impact of developments relating to our acquisitions such as the Transactions, including the possible perception by securities analysts or investors that such acquisitions divert management attention from our core operations;

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market volatility;

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changes in the U.S.-based credit markets;

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changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate;

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a downgrade to our corporate credit rating, the credit ratings of our outstanding debt or other market speculation;

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general conditions in the industries in which we operate;

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our investments in geographic expansion and to increase our presence in existing markets;

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our ability to successfully execute our growth strategy;

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a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us;

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legal proceedings;

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our ability to comply with non-U.S. laws, regulations and policies; and

•
sales of substantial amounts of shares of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur.

In recent years, the stock market, and in particular, our industry sector, has experienced significant price and volume fluctuations. Such fluctuations, as well as general political conditions, the current economic conditions, or interest rate or currency rate fluctuations, could adversely affect the market price of our common stock. This volatility frequently has occurred without regard to the operating performance of the affected companies, and the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, which could materially reduce our share price.
Our stock price may be negatively affected by fluctuations in our financial results.
The market price of our common stock may be subject to fluctuations due not only to general economic and stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects, liquidity or this offering. Our operating results, revenues and expenses may also fluctuate for many other reasons, many of which are outside of our control, such as: competition; our ability to control expenses; loss of revenues; changes or consolidation in the industries in which we operate; our investments in geographic expansion and to increase our presence in existing markets; interest rate fluctuations; successful execution of our strategic growth plans; managerial execution; employee retention; growing risks associated with international operations; foreign currency and exchange rate fluctuations; inflation; litigation; acquisitions of other companies or assets; or our investments in other corporate resources. In addition, changes in accounting policies or practices may affect our level of net income. Fluctuations in our financial results, revenues and expenses may cause the market price of our common stock to decline.
If securities or industry press or analysts cease covering our common stock, publish negative research or reports about our business, or if they change their recommendations regarding our common stock adversely, the share price and trading volume of our common stock could decline.
The trading market for shares of our common stock may be influenced by the articles, research and reports that industry or securities analysts and press publish about us or our business. If one or more of the analysts who cover us downgrade our common stock, or if industry press publishes negative articles about our Company, the share price of our common stock would likely decline. If one or more of these analysts ceased coverage of our Company or failed to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.
Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline, and delay the development of our product candidates.
If you purchase securities in this offering, you may experience future dilution as a result of future equity offerings.
We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.
We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.
We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Therefore, any return to shareholders will be limited to the increase, if any, of our share price.
We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.
Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:
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the liquidity of our common stock;

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the market price of our common stock;

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our ability to obtain financing for the continuation of our operations;

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the number of investors that will consider investing in our common stock;

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the number of market makers in our common stock;

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the availability of information concerning the trading prices and volume of our common stock; and

•
the number of broker-dealers willing to execute trades in shares of our common stock.

Risks Related to Our Operations
Our financial success is dependent on contracts awarded through a lengthy, uncertain and competitive process
Certain federal government, as well as commercial contracts, are awarded through a lengthy, uncertain and competitive process that could be a year or more from the initial solicitation to final contract award. We expect that certain business we seek in the foreseeable future will be awarded through lengthy and competitive procedures. Competitive contractual processes impose substantial upfront costs and present a number of risks and uncertainties, including:
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the substantial cost and managerial time and effort that we spend to prepare bids and proposals for contracts that may not be awarded to us;

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potential requirements to prove a performance guarantee as part of a bid submission;

•
the expense and delay that we may face if our competitors protest or challenge contract awards made to us pursuant to competitive procedures;

•
that any such process requires resubmission of offers, or termination, reduction, or modification of the awarded contract; and

•
failure to obtain certain such contracts or awards upon which our business is dependent.

The risks we face in the process to secure contracts may be substantial and, to the extent we participate in such processes and are unable to win particular contracts, there may be a negative effect on our operating results and substantial impact on our realized revenues.
Risks Related to Being a Public Company
We identified a material weaknesses in internal control over financial reporting, and may in the future identify additional material weaknesses. Until we remediate the identified material weakness or if we identify additional material weaknesses, we may not be able to accurately and timely report our financial results, in which case our business may be harmed and investors may lose confidence in the accuracy and completeness of our financial reports.
Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
In connection with the Company’s evaluation of internal control over financial reporting, we identified instances in which we were unable to employ sufficient resources to enable us to have an adequate level of supervision and segregation of duties. Therefore, management concluded that we did not have a comprehensive and formalized accounting and financial reporting policies and procedures manual by which management could monitor potential errors or technical accounting requirements. While this material weakness did not result in a material misstatement to the consolidated financial statements presented in our Transition Report on Form 10-KT filed on March 31, 2025, our Quarterly Reports on Form 10-Q filed on May 14, 2025 and August 14, 2025, nor in any restatements of consolidated financial statements previously reported by us, it could in the future result in misstatements or restatements of our financial statements.
We are in the process of implementing measures designed to improve our internal control over financial reporting and remediate the deficiencies that led to the material weaknesses, including training, designing and implementing new control activities, and enhancing existing control activities.
We are working to remediate the material weaknesses as efficiently and effectively as possible and expect full remediation. At this time, we cannot provide an estimate of costs expected to be incurred or precise timing in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in the Company incurring additional costs, and will place additional demands on our financial and operational resources.
If we are unable to successfully remediate existing or any future material weaknesses in our internal control over financial reporting, the accuracy and timing of our financial reporting may be adversely affected, investors may lose confidence in our financial reporting, and/or we could become subject to litigation or investigations by The Nasdaq Capital Market, the SEC or other regulatory authorities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain certain forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this Prospectus, including information incorporated by reference herein, as well as any other oral or written statement made in press releases or otherwise by us or on our behalf, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “believes,” “will,” “expects,” “anticipates,” “estimates,” “predicts,” “potential,” “continues,” “intends,” “plans” and “would” or the negative of these terms or other comparable terminology. For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, and plans are all forward-looking statements. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our company, are not guarantees of future results or performance and involve substantial risks and uncertainty. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the risks and uncertainties inherent in our statements regarding:
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the market and sales success of our existing and any new products;

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our ability to raise capital when needed and on acceptable terms;

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our ability to make acquisitions and integrate acquired businesses into our company;

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our ability to attract and retain management;

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the intensity of competition;

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changes in the political and regulatory environment and in business and economic conditions in the United States and globally;

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changes in macroeconomic conditions, including inflation, interest rates, and geopolitical conflicts;

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the imposition or increase of tariffs and other trade barriers that could impact the cost of raw materials, components, and finished goods;

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delays or disruptions in our supply chain due to global trade restrictions or political instability; and

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fluctuations in customer demand in response to broader economic conditions.

All of our forward-looking statements are as of the date of this prospectus only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this prospectus that modify or impact any of the forward-looking statements contained in this prospectus will be deemed to modify or supersede such statements in this prospectus.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $141.3 million after deducting our estimated offering expenses.
We currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate and working capital purposes, including but not limited to operating expenditures and capital investments related to the Company’s new unmanned surface vessel division. This expected use of net proceeds from this offering and our existing cash represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. See “Risk Factors — Our management team may invest or spend the proceeds raised in this offering in ways with which you may not agree or which may not yield a significant return.” Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.
As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering or the amounts we will spend on the uses set forth above.

DILUTION
If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the offering price per share and our as-adjusted pro forma net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of June 30, 2025, our net tangible book value was approximately $70.2 million, or approximately $0.71 per share.
Based on the sale by us in this offering of 15,625,000 shares of common stock at a public offering price of $9.60 per share for net proceeds of approximately $141.3 million after deducting estimated offering expenses and underwriting commissions and expenses payable by us, our pro forma net tangible book value as of June 30, 2025 would have been approximately $211.6 million, or $1.85 per share of our common stock. This represents an immediate increase in net tangible book value to existing stockholders of $1.14 per share of our common stock and an immediate dilution to purchasers in this offering of $7.75 per share of our common stock.
The following table illustrates this per-share of our common stock dilution:
Public offering price per share of common stock		$9.60
Net tangible book value per share as of June 30, 2025	$0.71
Increase in pro forma net tangible book value per share attributable to this offering	$1.14
Pro forma net tangible book value per share as of June 30, 2025 after giving effect to this offering		$1.85
Dilution per share to the new investor in this offering		$7.75
The total number of shares of our common stock reflected in the discussion and tables above is based on 98,510,343 shares of our common stock outstanding as of June 30, 2025, but excludes the following as of such date:
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2,990,166 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) with a weighted-average exercise price of $1.22 per share;

•
2,326,894 shares of Common Stock issuable upon exercise of options outstanding under the Red Cat Holdings, Inc. Omnibus Equity Incentive Plan (the “2024 Plan”) with a weighted-average exercise price of $6.16 per share;

•
20,913,864 shares of Common Stock reserved for future issuance under the 2024 Plan;

•
1,413,833 shares of Common Stock issuable upon the exercise of warrants outstanding with a weighted average exercise price of $6.06 per share; and

•
Any shares of Common Stock issuable upon conversion of the Promissory Note.

UNDERWRITING
We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Northland Securities, Inc. is acting as the bookrunner for of this offering and Ladenburg Thalmann & Co. Inc. is acting as co-manager. Each underwriter has agreed to buy, severally and not jointly, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. Each underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.
Underwriter	Number of Shares
Northland Securities, Inc.	15,156,250
Ladenburg Thalmann & Co. Inc.	468,750
Total	15,625,000
The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $9.60 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.32 per share. After the offering, these figures may be changed by the underwriters.
The shares sold in this offering are expected to be ready for delivery on or about September 19, 2025, against payment in immediately available funds. The underwriter may reject all or part of any order.
We have granted to the underwriters an option to purchase up to an additional 2,343,750 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.
The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $125,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.
	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Price to the public:	$9.600	$150,000,000	$172,500,000
Underwriting discount to be paid by us	$0.528	$8,250,000	$9,487,500
Proceeds, before expenses, to us:	$9.072	$141,750,000	$163,012,500
We estimate that the total expenses of this offering, excluding underwriting discounts, will be $410,000. This includes $125,000 of the fees and expenses of the underwriters. These expenses are payable by us.
We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
No Sales of Similar Securities
Subject to certain limited exceptions, we and our chief executive officer have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 90 days after the date of this prospectus supplement. Each of our other directors and officers have agreed to the same restrictions for a period of 60 days after the date of this prospectus supplement. The lock-up agreements that our directors and officers have entered into and the Company lock-up pursuant to the underwriting agreement provide limited exceptions and their restrictions may be waived at any time by the underwriters.
Price Stabilization, Short Positions and Penalty Bids
To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may create a short position in our common stock for its own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by purchasing shares in the open market.
In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on the Nasdaq. Passive market making consists of displaying bids on the Nasdaq by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that any underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.
In the ordinary course of its various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Offer, Sale and Distribution
In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of an underwriter is not part of this prospectus supplement or the accompanying prospectus.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area.
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:
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to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

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in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
United Kingdom.
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
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to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

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in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Canada.
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland.
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.
Australia.
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.
This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Faegre Drinker Biddle & Reath LLP is counsel to the underwriter in connection with this offering.
EXPERTS
Our consolidated financial statements incorporated by reference in this prospectus and the registration statement, of which it forms a part, have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 15 Ave. Munoz Rivera, Ste 2200 San Juan, Puerto Rico, (800) 466-9152.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have filed with the SEC are incorporated by reference and made a part of this prospectus:
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our Transition Report on Form 10-KT for the transition period ended December 31, 2024 filed with the SEC on March 31, 2025;

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our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the SEC on August 8, 2024;

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portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into Part III of the Transition Report, filed with the SEC on April 28, 2025;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025 filed with the SEC on May 14, 2025 and August 14, 2025, respectively;

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our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 12, 2025, March 17, 2025, April 2, 2025, April 10, 2025, April 11, 2025/April 11, 2025, April 21, 2025, May 22, 2025/May 22, 2025, June 18, 2025, June 20, 2025 and September 4, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, Ste. 2200, San Juan, PR 00901; (800) 466-9152.

PROSPECTUS
Red Cat Holdings, Inc.
$300,000,000
Common Stock
Preferred Stock
Warrants
Units
From time to time, we may offer up to $300,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including pursuant to any applicable antidilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by reference into any of the foregoing, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our common stock is currently listed on The Nasdaq Capital Market under the symbol “RCAT.” On September 11, 2025, the last reported sales price for our common stock on The Nasdaq Capital Market was $10.99 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by such prospectus supplement.
We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the prospectus supplement for the applicable offering. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus as well as those described in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 17, 2025.

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $300,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.
The terms “Red Cat,” “Red Cat Holdings,” the “Company,” “we,” “our” or “us” in this prospectus refer to Red Cat Holdings, Inc., unless the context suggests otherwise.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements in this Prospectus, including information incorporated by reference herein, as well as any other oral or written statement made in press releases or otherwise by us or on our behalf, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “believes,” “will,” “expects,” “anticipates,” “estimates,” “predicts,” “potential,” “continues,” “intends,” “plans” and “would” or the negative of these terms or other comparable terminology. For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, and plans are all forward-looking statements. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our company, are not guarantees of future results or performance and involve substantial risks and uncertainty. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the risks and uncertainties inherent in our statements regarding:
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the market and sales success of our existing and any new products;

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our ability to raise capital when needed and on acceptable terms;

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our ability to make acquisitions and integrate acquired businesses into our company;

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our ability to attract and retain management;

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the intensity of competition;

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changes in the political and regulatory environment and in business and economic conditions in the United States and globally;

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changes in macroeconomic conditions, including inflation, interest rates, and geopolitical conflicts;

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the imposition or increase of tariffs and other trade barriers that could impact the cost of raw materials, components, and finished goods;

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delays or disruptions in our supply chain due to global trade restrictions or political instability; and

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fluctuations in customer demand in response to broader economic conditions.

All of our forward-looking statements are as of the date of this prospectus only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this prospectus that modify or impact any of the forward-looking statements contained in this prospectus will be deemed to modify or supersede such statements in this prospectus.

PROSPECTUS SUMMARY
Overview
We are a drone technology company integrating robotic hardware and software for military, government and commercial operations. The Company was originally incorporated under the laws of the State of Colorado in 1984 under the name Oravest International, Inc. In November 2016, we changed our name to TimefireVR, Inc. and re-incorporated in Nevada. In May 2019, the Company completed a share exchange agreement with Propware which resulted in the Propware shareholders acquiring an 83% ownership interest, and management control, of the Company. In connection with the share exchange agreement, we changed our name to Red Cat Holdings, Inc. and our operating focus to the drone industry.
Prior to the share exchange agreement, Propware was focused on the research and development of software solutions that could provide secure cloud-based analytics, storage and services for the drone industry. Following the share exchange agreement and name change, Red Cat has completed a series of acquisitions and financings which have broadened the scope of its activities in the drone industry. These acquisitions included:
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In January 2020, we acquired Rotor Riot, a reseller of drones and related parts, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. The total purchase price was $2.0 million. Rotor Riot was sold in February 2024 to Unusual Machines.

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In November 2020, we acquired Fat Shark which sells consumer electronics products to the first-person view sector of the drone industry. Fat Shark’s flagship products are headsets with a built-in display (or “goggles”) that allow a pilot to see a real-time video feed from a camera typically mounted on an aerial platform or drone. The total purchase price was $8.4 million. Fat Shark was sold in February 2024 to Unusual Machines.

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In May 2021, we acquired Skypersonic, a provider of drone products and software solutions that enable drone inspection flights that can be executed by pilots anywhere in the world. Skypersonic powers drones to “Fly Anywhere” and “Inspect the Impossible”. Its patented software and hardware solutions allow for inspection services in restricted spaces where GPS is denied or unavailable. The total purchase price was $2.8 million. Skypersonic’s technology has been redirected to military applications and its operations consolidated into Teal.

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In August 2021, we acquired Teal, a leader in providing sophisticated and complex unmanned aerial vehicle technology, primarily drones, to government and commercial enterprises, most notably, the military. Teal manufactures drones approved by the U.S. Department of Defense for reconnaissance, public safety, and inspection applications. The total purchase price was $10.0 million.

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In September 2024, we acquired FlightWave Aerospace Systems Corporation, an industry-leading provider of VTOL drone, sensor and software solutions, under an Asset Purchase Agreement. As part of the acquisition, we created a new subsidiary, FW Acquisition Inc. for ongoing operations. The total purchase price was $14.0 million.

Corporate Information
Our principal executive offices are located at 15 Ave. Munoz Rivera Ste 2200, San Juan, Puerto Rico 00901 and our telephone number at that address is (800) 466-9152. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.
Listing
Our common stock is currently quoted on The Nasdaq Capital Market under the ticker symbol “RCAT.”
The Securities We May Offer
We may offer common stock, preferred stock, warrants, or units, up to a total aggregate offering price of $300,000,000 from time to time in one or more offerings under this prospectus, the prospectus supplement for the applicable offering and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity;

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original issue discount;

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rates and times of payment of interest or dividends;

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redemption, conversion, exchange or sinking fund terms;

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ranking;

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restrictive covenants;

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voting or other rights;

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conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

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important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
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the names of those underwriters or agents;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Transition Report on Form 10-KT, as updated by our subsequent quarterly reports on Form 10-Q and other future filings, reports and documents under the Exchange Act, that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
In addition, please read the section of this prospectus captioned “Cautionary Statement Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations. Investment in the securities offered pursuant to this prospectus involves risks and uncertainties. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for general corporate purposes, which may include working capital, capital expenditures, and refinancing or repayment of indebtedness. We may also use a portion of the net proceeds for acquisitions, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.
We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock, together with the additional information we include in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, summarizes the material terms and provisions of the common stock and preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the particular prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you. For the complete terms of our common stock and preferred stock, please refer to our current certificate of incorporation, as amended to date, and our by-laws, as amended to date, which have been filed with the SEC and are incorporated herein by reference. The terms of these securities may also be affected by the Nevada Revised Statutes, which we refer to as the “NRS”. The summary below and any update which may be contained in any prospectus supplement and/or and in any related free writing prospectus that we may authorize to be provided to you is qualified in its entirety by reference to our certificate of incorporation and our by-laws as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement and/or related free writing prospectus.
Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,200,000 shares have been designated Series A Preferred Stock and 4,300,000 shares have been designated Series B Preferred Stock. As of September 1, 2025, there were (i) 99,792,590 shares of common stock outstanding, (ii) 0 shares of Series A Preferred Stock outstanding that are convertible into 0 shares of common stock, and (iii) 4,676 shares of Series B Preferred Stock outstanding that are convertible into 3,896 shares of common stock.
Common Stock
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock and preferred stock entitled to vote in any election of directors may elect all of the directors standing for election. Upon the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. Our common stock has no redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, in one or more series. Our articles of incorporation, as amended, provide that our Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.
Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.
All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

A prospectus supplement relating to a series of preferred stock offered hereby and any related free writing prospectus that we may authorize to be provided to you will describe terms of that series of preferred stock, including:
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the designation and stated value of that series;

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the number of shares of preferred stock we are offering;

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the initial public offering price at which the shares of preferred stock will be sold;

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the dividend rate of that series, the conditions and dates upon which those dividends will be payable, whether those dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends will accumulate;

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the process for any auction and remarketing, if any;

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the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of the affairs of our company;

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any redemption, repurchase or sinking fund provisions;

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any conversion or exchange rights of the holder or us;

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any voting rights;

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any preemptive rights;

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any restrictions on transfer, sale or other assignment;

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any restrictions on further issuances;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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any application for listing of that series on any securities exchange or market;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, that series of preferred stock.

Series A Convertible Preferred Stock
On May 15, 2019, we filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”). Pursuant to the Series A Certificate of Designation, the Company designated 2,200,000 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock has no stated value. In the event of a liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will not be entitled to a per share preferential payment but will be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of Common Stock, as if all shares of Series A Preferred Stock had been converted to Common Stock immediately prior to the distribution. Each share of Series A Preferred Stock is convertible at the option of the holder into 8.33 shares of common stock for every one share of Series A Preferred Stock held (the “A Conversion Rate”). The A Conversion Rate is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock (the “Beneficial Ownership Limit”). The Beneficial Ownership Limit is inapplicable to a shareholder who, in advance issuance of Series A Preferred Stock, specifically waives such limitations and our Chief Executive Officer,

Jeffrey Thompson, waived such limitations. Under the Series A Certificate of Designation, no consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series A Preferred Stock. There are no longer any shares of Series A Preferred Stock outstanding.
Series B Convertible Preferred Stock
On May 13, 2019, we filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series B Preferred Stock (the “Series B Certificate of Designation”). Pursuant to the Series B Certificate of Designation, the Company designated 4,300,000 shares of its blank check preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has no stated value. In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will not be entitled to a per share preferential payment but will be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of Common Stock, as if all shares of Series B Preferred Stock had been converted to Common Stock immediately prior to the distribution. Each share of Series B Preferred Stock is convertible at the option of the holder into 0.83 shares of common stock for every one share of Series B Preferred Stock held (the “B Conversion Rate”). The B Conversion Rate is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock (the “Beneficial Ownership Limit”). Under the Series B Certificate of Designation, no consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series B Preferred Stock.
Dividend Rights
Holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless the shares of common stock at the time outstanding are treated equally and identically. The dividend rights for holders of our common stock are subject to preferences that may be applicable to any outstanding shares of preferred stock.
Anti-Takeover Effects of Provisions of Our Amended and Restated Articles of Incorporation, Our Bylaws and Nevada Law
The NRS contain several provisions which may make a hostile take-over or change of control of our Company more difficult to accomplish. They include the following:
Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. In addition, unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the entire remainder of the term of office of the resigning director or directors. Our Articles of Incorporation do not provide otherwise.
In addition, Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, shareholders do not have the right to call special meetings. Our articles of incorporation and our bylaws do not give shareholders this right. In accordance with Nevada law, we also require advance notice of any shareholder proposals.

Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the shareholders, the board of directors may amend any bylaw, including any bylaw adopted by the shareholders. Pursuant to Nevada law, our articles of incorporation grant the authority to adopt, amend or repeal bylaws exclusively to our directors.
Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. However, we have not included any such provision in our Articles of Incorporation or Bylaws, which means these provisions apply to us.
Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of the date of this prospectus, we have less than 100 record stockholders with Nevada addresses. However, if these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our stockholders.
Transfer Agent and Registrar
Equity Stock Transfer, LLC has been appointed as the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be offered independently or in combination with common stock or preferred stock offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants may be purchased;

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the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the date on and after which the warrants and the related securities will be separately transferable;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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the terms of any rights to force the exercise of the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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the minimum or maximum number of warrants that may be exercised at any one time;

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the manner in which the warrant agreements and warrants may be modified;

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information relating to book-entry procedures, if any;

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a discussion of material U.S. federal income tax considerations of holding or exercising the warrants;

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other specific terms, preferences, rights or limitations off or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities or shares of stock at such exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants or of the warrants represented by such warrant certificate, as applicable, are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments
Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:
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issue capital stock or other securities convertible into or exchangeable for preferred stock or common stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our preferred stock or common stock;

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pay any cash to holders of our preferred stock or common stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our preferred stock or common stock; or

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issue preferred stock or common stock or additional stock or other securities or property to holders of our preferred stock or common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the preferred stock or common stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.
Except as stated above, the exercise price and number of securities covered by a preferred stock or common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of preferred stock or common stock warrants may have additional rights under the following circumstances:
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certain reclassifications, capital reorganizations or changes of the preferred stock or common stock, as applicable;

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certain share exchanges, mergers, or similar transactions involving our company, and which result in changes of preferred stock or common stock, as applicable; or

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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our preferred stock or common stock are entitled to receive capital stock, securities or other property with respect to or in exchange for their securities, the holders of the preferred stock or common stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of capital stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS
This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities.
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the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units;

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if appropriate, a discussion of material U.S. federal income tax considerations; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell our securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers (acting as agent or principal);

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directly to one or more other purchasers;

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upon the exercise of rights distributed or issued to our security holders;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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in “at the market” offerings within the meaning of Rule 415(a)(4) under the Securities Act or through a market maker or into an existing market, on an exchange, or otherwise;

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directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

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through agents on a best-efforts basis;

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through any other method permitted pursuant to applicable law; or

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otherwise through a combination of any of the above methods of sale.

Sales of securities may be affected from time to time in one or more transactions, including negotiated transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment of the registration statement of which this prospectus is a part). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

If we use any underwriter, the prospectus supplement will name any underwriter involved in the offer and sale of the securities. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The prospectus supplement will also set forth the terms of the offering, including:
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the purchase price of the securities and the proceeds we will receive from the sale of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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any commissions allowed or paid to agents;

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any securities exchanges on which the securities may be listed;

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the method of distribution of the securities;

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the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

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any other information we think is important.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer. If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date on the terms set forth in the applicable prospectus supplement.
Broker-dealers or agents involved in an arrangement to sell any of the offered securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. Except as indicated in the applicable prospectus supplement, any purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of such common stock.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses, by us.
Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering, or the offering otherwise complies with FINRA Rule 5121.
To comply with the securities laws of some states, if applicable, the securities that may be offered pursuant to this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
All securities we may offer pursuant to this prospectus, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sheppard, Mullin, Richter & Hampton, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of dbbmckennon, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference herein. Neither we nor any agent, underwriter or dealer has authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a corporate website at www.redcat.red and an investor relations website at ir.redcatholdings.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents that we have filed with the SEC are incorporated by reference and made a part of this prospectus:
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our Transition Report on Form 10-KT for the transition period ended December 31, 2024 filed with the SEC on March 31, 2025;

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our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the SEC on August 8, 2024;

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portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference into Part III of the Transition Report, filed with the SEC on April 28, 2025;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025 filed with the SEC on May 14, 2025 and August 14, 2025, respectively;

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our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 12, 2025, March 17, 2025, April 2, 2025, April 10, 2025, April 11, 2025 (Two filings), April 21, 2025, May 22, 2025 (Two filings), June 18, 2025, June 20, 2025, and September 4, 2025;

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Red Cat Holdings, Inc., 15 Ave. Munoz Rivera, Ste. 2200, San Juan, PR 00901; (800) 466-9152.

Red Cat Holdings, Inc.
           Shares of Common Stock

PROSPECTUS SUPPLEMENT

Northland Capital Markets
           , 2025